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                                                                      Exhibit 16

                     SCHEDULE FOR COMPUTATION OF EACH PERFORMANCE
                   QUOTATION PROVIDED IN THE REGISTRATION STATEMENT

All performance data in the Registration Statement is for Class A-I shares. Class A-II shares were not offered for sale prior to May 1, 1996, and Class B and Class C shares were not offered for sale prior to May 1, 1997.

(1) ENDING REDEEMABLE VALUE AND TOTAL RETURNS

Value of an initial investment at the end of a period and total return for the period are computed as set forth below:

    (A)  INITIAL INVESTMENT                                divided by

         SHARE PRICE AT BEGINNING OF PERIOD                equals

         NUMBER OF SHARES INITIALLY PURCHASED

    (B)  NUMBER OF SHARES INITIALLY PURCHASED              plus

         NUMBER OF SHARES ACQUIRED AT NET ASSET
         VALUE THROUGH REINVESTMENT OF DIVIDENDS
         AND CAPITAL GAINS DISTRIBUTIONS DURING
         THE PERIOD                                        equals

         NUMBER OF SHARES PURCHASED DURING PERIOD

    (C)  NUMBER OF SHARES PURCHASED DURING PERIOD          multiplied by

         NET ASSET VALUE OF ONE SHARE AS OF THE LAST
         DAY OF THE PERIOD                                 equals

         VALUE OF INVESTMENT AT END OF PERIOD

    (D)  VALUE OF INVESTMENT AT END OF PERIOD              divided by

         INITIAL INVESTMENT                                minus one and
                                                           then multiplied
                                                           by 100 equals

         TOTAL RETURN FOR THE PERIOD, EXPRESSED
         AS A PERCENTAGE

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(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one, three, five and ten-year periods ended on the date of the most recent balance sheet are computed according to the formula set forth below:

               n
         P(1+T)  = ERV

    Where:         P    =    a hypothetical initial investment of $10,000

                   T    =    average annual total return

                   n    =    number of years

                   ERV  =    ending redeemable value of a hypothetical $10,000
                             investment as of the end of one, three, five and ten-year periods (computed in accordance with the formula shown in (1) above)

    Thus:

    Applying the actual return figures for the Trust Fund for the one, three, five and ten-year periods ending December 31, 1996, the calculation is as follows:

                                          WITH THE 5.0% MAXIMUM                     WITH NO SALES CHARGE
                                               SALES CHARGE
                                                   1                                       1
    1 Year Total Return                $10,000(1+T)       = $12,099            $10,000(1+T)       = $12,736
                                                       T  =  20.99%                            T  =  27.36%

                                                   3                                       3
    3 Year Total Return                $10,000(1+T)       = $17,864            $10,000(1+T)       = $18,805
                                                       T  =  21.34%                            T  =  23.43%

                                                   5                                       5
    5 Year Total Return                $10,000(1+T)       = $26,157            $10,000(1+T)       = $27,529
                                                       T  =  21.20%                            T  =  22.45%

                                                   10                                      10
    10 Year Total Return               $10,000(1+T)        = $39,661           $10,000(1+T)       = $41,740
                                                        T  =  14.77%                           T  =  15.36%


* The initial investment for the fee-adjusted figures is $9,500 after deducting the maximum sales charge of 5.0%.